                                                                   EXHIBIT 23.1

                              Consent of KPMG LLP

The Board of Directors NVIDIA Corporation:

  We consent to the incorporation by reference herein of our report dated March 6, 2000, except as to Note 12 which is as of June 26, 2000, which report appears in the Prospectus, dated September 19, 2000, that forms a part of the Registration Statement of Form S-3 (No. 333-33560) and to the reference in that Registration Statement to our firm under the heading "Experts."

                                          /s/ KPMG LLP

Mountain View, California
September 22, 2000